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                                                                  EXHIBIT 10.12


                            MEMORANDUM OF AGREEMENT



                 THIS MEMORANDUM OF AGREEMENT is made and dated for reference effective as of the 19th day of December, 1996.


BETWEEN:


              P.T. PURI PERMATA MEGAH, an Indonesian company, with its business address and address for notice and service located at Jalan:
              Wolter Mongin Sidi No. 11, Jakarta, Indonesia

              ("Puri");

                                                              OF THE FIRST PART

AND


              P.T. NARIMA PASIR LAUT, an Indonesian company, with its business address and address for notice and service located at Jalan:
              Wolter Mongin Sidi No. 11, Jakarta, Indonesia

              ("Narima");

                                                             OF THE SECOND PART
AND:


              AZCO MINING INC, a British Columbia company, with its business address and address for notice and service located at 999 West Hastings Street, Vancouver, B.C., V6C 2W2

              ("AZCO");

                                                              OF THE THIRD PART


              (Puri and Narima being hereafter collectively referred to as the "Assignors" and the Assignors and AZCO being hereinafter singularly also referred to as a "Party" and collectively as the "Parties" as the context so requires).




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                    -- Azco Indonesia Corporation Limited --


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                 WHEREAS:


A. The Assignors own all beneficial and legal rights to explore and develop certain property (collectively, the "Property") which is located in Indonesia, which is registered with the Mining Ministry of Indonesia under the name of Puri and Narima and which Property is more particularly described in Schedule "A" which is attached hereto and which forms a material part hereof (the Property of Puri is referred to as "Pongkor South" and the Property of Narima is referred to as "Pongkor West"); and


B. In consideration of assigning the stated interests in the Property to AZCO, AZCO has promised certain considerations and terms which are embodied and reflected in this agreement (the "Agreement");



                 NOW THEREFORE THIS AGREEMENT WITNESSES THAT the Parties hereunto do agree as follows:


1.               TRANSFER OF PROPERTY.   The Assignors hereby transfer
absolutely unto AZCO a ninety percent (90%) undivided interest in the Property, which they warrant are hereby assigned to AZCO free and clear of all encumbrances and with full and unrestricted right of exploration and development by AZCO, or its qualified subsidiary, in accordance with the laws of Indonesia. The remaining ten (10%) percent interest in the Property the Assignors warrant is owned by and is under the control and administration of the Assignors, as to five (5%) percentage points each of the residual ten (10%) percentage points, and such Assignors warrant they have the full right to contract the same as hereafter provided in this Agreement. The Assignors shall cause AZCO, or its qualified subsidiary, to be the registered owner of the Property, where lawfully possible, as soon as reasonably possible following execution of this Agreement (whereupon AZCO shall hold the Assignors' aggregate 10% interest in trust for them) and, where registration is not possible to AZCO, the Assignors shall hold the same in trust as to ninety percent (90%) for the benefit of AZCO. AZCO shall have the right, at any time, to require that the Property be transferred to an appropriate eligible subsidiary of AZCO. Regardless of registration, AZCO shall at all times be the operator of the Property with full liberty, at its sole discretion, to effect and conduct all such programs thereon as it shall desire and the Assignors warrant to provide AZCO with full and unimpeded access to the Property and full and unimpeded freedom of conduct of operations thereon, limited only by applicable Indonesia law.


2.               CONSIDERATION FOR PROPERTY INTERESTS.   AZCO shall pay the
following as consideration for the within transfer of Property interests and rights:


         $300,000 US to the Assignors of which the Assignors acknowledge having received payment of $150,000 US and the remainder of which the Assignors shall receive by the Assignors making application for refund of surety monies deposited with the Indonesian Mines Ministry for a property on the island of






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                    -- Azco Indonesia Corporation Limited --




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                 Java (which the Assignors or their associates had previously assigned to AZCO) and from which the Assignors, upon receipt of such surety money, may deduct $150,000 US and shall remit the remainder to AZCO. AZCO shall provide all such reasonable assistance as the Assignors may require for such refund of surety monies; and

         common shares of AZCO valued at $50,000 US (as to $25,000 US per Property), as valued on the business day following a press release announcing this Agreement (or if no press release then on the business day following execution of this Agreement), and issued within 10 business days of regulatory approval to the terms and conditions of this Agreement by all regulatory bodies and agencies having jurisdiction over the affairs of AZCO.


3.               FEASIBILITY STUDY.   AZCO shall provide for all financial
requirements of the Property to the completion of a feasibility study (the "Feasibility Study"), in accordance with such programs and in a form as determined solely by AZCO, including, without derogation from the generality of the foregoing, the following:


        (a) the cost of all payments required by law in respect to the Property, including all deposits with the Ministry of Mines for Indonesia for Contracts of Work ("COWs") (which shall be the property of AZCO if refunded), all taxes, excises, registration fees and any other cost relating to title, the securing of the same, and the defending and maintenance of the same;


        (b) all costs of exploration and development of the Property prior to completion of a Feasibility Study;


        (c) all costs of consultants, counsel, independent contractors and staff;


        (d) all improvements to the Property and all costs of maintenance of the same; and


        (e) all costs of reports regarding exploration of the Property to the date of production of a Feasibility Study.


4.               ASSIGNORS ELECTION FOR PARTICIPATING INTEREST OR NSR.   Upon
production of a Feasibility Study and delivery thereof by AZCO, the Assignors shall have a period of sixty (60) days to determine whether they wish to have each of their then five percent (5%) beneficial interest in the Property to be a participating interest or whether either wishes to convert the same into a one percent (1%) net smelter return interest ("NSR") (if both elect then for an aggregate 2% NSR) (such NSR defined herein as calculated on gross sales value of Property product less transport costs, third party costs excluding on-site mining and concentrating costs, smelting cost, cost of sales, and sales and commodity taxes and excises). If an Assignor fails to elect then it shall be deemed to have elected to hold an NSR. In the event that both or either of the Assignors proceeds as a participating interest, then the relevant Parties shall enter into a joint venture agreement providing for, but not being limited






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                    -- Azco Indonesia Corporation Limited --


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        to, the following (if the parties shall fail to enter into a joint venture agreement then this Agreement including the following shall govern):


        (a) a management committee to supervise and instruct the operator, for which each Assignor may appoint one representative and AZCO three representatives, and votes on the committee shall be in accordance with participating interests;


        (b) AZCO, or its appointee, shall be the operator of the Property and shall have full and plenary authority to conduct operations on the Property on behalf of the participants unless a duly constituted management committee otherwise directs;


        (c) an assignment to a major mining corporation, bank financing for Property development and other such matters affecting the Property generally shall be imposed on the interests of all participating Parties, pari passu as applicable and AZCO shall be the agent of and has full power of attorney to negotiate and conclude such agreements on behalf of the Parties;


        (d) the Parties shall be required to elect to contribute funds, pari passu with their participating interests as they may be from time-to-time, in accordance with programs established by the management committee, or in the absence of the same, the operator. In the event that a Party elects not to contribute then dilution shall be applicable to the Party electing not to contribute, based upon a reduction (and concomitant transfer to the contributing Parties pro-rata in accordance with their interests) of one-tenth of an interest point (0.1%) for each $100,000 US not contributed. The commencement of the joint venture shall be deemed to have commenced 61 days after delivery of the Feasibility Study to the Assignors. In the event a Party elects not to contribute then the contributing Party may cause the management committee to reduce the program, but if the program is reduced by more than twenty percent (20%) then the non-contributing Party shall have another opportunity to elect to contribute. In the event a Party elects to contribute but fails to contribute, then the other Party shall have an election to make the contribution and may choose to either dilute the non-contributing Party at one hundred and fifty percent (150%) of the usual rate or treat the advance as a demand loan bearing interest at prime (Royal Bank of Canada ) plus five percent (5%) compounded quarterly;


        (e) there shall be a 60 day right of first refusal for any intended sale of interest to arms'-length parties;


        (f) there shall be a form of required purchase/sale ("Shot-gun Clause")of a parties' interests at another party's election in the event of dispute; and

        (g) any dispute not eliminated by employing the Shot-gun Clause shall be settled





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                    -- Azco Indonesia Corporation Limited --


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                by, firstly, a thirty (30) day good faith negotiating period, and secondly, by arbitration in accordance with the provisions of the British Columbia Arbitration Act and held in Vancouver, British Columbia. Any such arbitration decision shall be final and binding upon the parties and may be entered in to any relevant court registry in Indonesia for recognition and enforcement without further requirement for proof or argument and in accordance with international arbitration award recognition provisions of the laws of Indonesia.

In the event that the Parties cannot agree upon and execute a joint venture agreement then AZCO shall have the right and option at any time to require that the Assignors' residual interests shall be converted to the NSR interests above described and the Assignors shall, upon such AZCO election, be absolutely deemed to have surrendered their residual participating interests and to maintain only the said NSR and AZCO shall be vested with a 100% exclusive working and participating interest in the Property subject only to the NSR as provided for in this Agreement and such NSR shall be subject to the terms as set forth above and in section 5.


5.               OPTION TO PURCHASE THE NSR UPON ELECTION.   In the event that
the relevant Assignors shall elect (or be compelled or deemed to elect in accordance with section 4 above) to convert their participating interests to the NSR then AZCO shall have the right and option to purchase such NSR, at any time during its existence, for a price of U.S. $1,500,000 for each of the two 1% NSR's payable in either cash or in common shares of AZCO. However, if mine production is annually at 50,000 ounces of gold equivalent, or less, then each 1% NSR shall be capped at a total production payout of U.S. $1,500,000 (or AZCO may directly purchase at such price less all royalties paid to the date of pay-out). In the event that the Property contains in excess of 1,000,000 gold ounces equivalent at the time of the Feasibility Study report and the Feasibility Study recommends production at an internal rate of return acceptable to AZCO, then the relevant Assignors may require that AZCO's election to purchase the NSR's be exercised in common shares of AZCO only. The Parties agree to make or permit all such filings with the Indonesian authorities as are required to record such NSR's or to acquire approval of the same and the Assignors hereby delegate and grant their power of attorney to AZCO to effect all such filings and to register such transfers and seek any necessary government approvals. In the event that Indonesian law or practice does not recognize the concept of an NSR then the NSR shall be recorded as the transfer of a carried participating interest (but non-participating in management) with such terms as shall create an equivalent economic effect to the NSR and such shall be subject to the aforesaid AZCO purchase option.


6.               PERFORMANCE AND PROPER LAW.   Each Party warrants to employ
good faith and best efforts in the performance of this Agreement and warrants and agrees that it shall not, whether directly or indirectly, seek to undermine this Agreement, seek to disavow this Agreement or otherwise to diminish the rights and obligations flowing herefrom. This Agreement shall be governed by the laws of the Province of British Columbia, and any dispute in respect to this Agreement shall be arbitrated in Vancouver, British Columbia, in accordance with the provisions of the British Columbia Arbitration Act and in accordance with the procedures of the Vancouver International Arbitration Center and shall be enforceable in Indonesia as a judgment and not appealable. An arbitration award may be entered by a Party in any court of competent jurisdiction in Indonesia for recognition and enforcement pursuant to laws of Indonesia governing and permitting the recognition and enforcement of international arbitration awards and such shall be entered and enforceable






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without any further requirement for proof or argument as to the Parties claims, or merits, or proof of jurisdiction. No Party shall be entitled to commence or maintain any action in a court of law in relation to any dispute of this Agreement except to enforce an award of such arbitration. In order to confirm the final and binding nature of the arbitral award, the Parties expressly waive the Indonesian law contained in section 641 of the Reglement de Rechtsvordering and any rights they may have under Article V(i) and Article VI of the 1958 New York Convention on the Recognition and Enforcement of Foreign Arbitral Awards.


7.               CONFIDENTIALITY.   This Agreement shall be confidential to the
Parties, except to the extent required for registration of interests and as may be required by governmental or regulatory authorities to which either of the Parties hereto are subject.


8.               FURTHER AGREEMENT AND ASSURANCES.   At the request of either
Party this Agreement may be rendered into a more detailed agreement, including the creation of a detailed joint venture agreement. Prior to any such successor agreement, this Agreement shall be binding and enforceable on the Parties hereto. This Agreement, and any subsequent agreement thereto, shall, if required by law, be translated into a form acceptable pursuant to the laws of Indonesia and shall be executed and appropriately certified and recorded in accordance with the requirements of law in Indonesia to be fully and effectually enforceable and, as applicable, registerable in accordance with the law of Indonesia. No Party hereto shall refuse to effect such matters as are required to render this Agreement fully enforceable in accordance with its provisions and intent and shall effect all reasonable means to render this Agreement fully enforceable. No Party may plead defect of form or filing or certification or recording under Indonesian law as grounds to render or plead this Agreement as unenforceable or void. In the event of any conflict between this Agreement and any Indonesian form of this Agreement, this English version shall prevail.


9.               RIGHT OF FIRST REFUSAL.   If at any time during the term of
this Agreement either Party shall determine to option, sell or otherwise dispose of or alienate any interest it may have in and to the Property or this Agreement, it shall first grant the other Party hereto the right to purchase such interest on the same terms intended to be so offered or sold. The Party receiving notice of an intention to offer an interest shall be given all material details as to the terms of the offer and shall have a period of no less than sixty (60) days to determine whether it wishes to exercise its within right of first refusal. It is hereby acknowledged and agreed that a Property finance decision by AZCO, or by it to joint venture the Property, or to assign an interest in the Property to a major mining company, or to mortgage the Property to a major mining company or a financial institution for the purpose of developing the Property, shall not be considered an assignment or offer giving rise to the within right of first refusal. Any assignment or mortgaging or other disposition of the Property for finance and Property development purposes by AZCO shall be contributed to by the Parties pro-rata in accordance with their participating interests and AZCO shall be the agent and power of attorney for all Parties hereto for such purposes and may execute any agreement in relation thereto and for such purposes on behalf of all Parties.


10.              FINANCE ASSIGNMENT OBLIGATIONS.   The Parties hereto agree to
make their respective interests in and to the Property or this Agreement available for assignment or joint venture or mortgaging to major mining corporations, or for mortgaging to financial institutions, for the purpose of Property development, and such assignment or assignments shall be made pari passu with the interests of the Parties hereto and with the grant of power





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of attorney to AZCO of section 9 above..


11.              ENUREMENT.   This Agreement shall enure to the benefit of and
bind the Parties hereto and their respective heirs, successors, administrators and permitted assigns.


12.              COUNTERPART.   This Agreement shall be effective and
enforceable by facsimile signature and transmission and may be executed in counterparts, and such counterparts shall constitute a single, enforceable agreement. Where required, the Indonesian form of this Agreement shall be witnessed appropriately in accordance with the laws of Indonesia and no Party hereto shall deny its signature or execution hereof or thereof, but in the event of any such allegation, the burden of proof shall be on the Party denying its signature.


13.              ENTIRE AGREEMENT.   This Agreement constitutes the entire
agreement to date between the Parties hereto and supersedes every previous agreement, communication, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, between the Parties with respect to the subject matter of this Agreement.


14.              REPRESENTATION AND COSTS.   It is hereby acknowledged by each
of the Parties hereto that, as between the Parties hereto, Devlin Jensen acts solely for AZCO, and that the Assignors have been advised by each of AZCO and Devlin Jensen to obtain independent legal advice with respect to its review and
execution of this Agreement.   In addition, it is hereby further acknowledged
and agreed by the Parties hereto that each Party to this Agreement will bear and pay its own costs, legal and otherwise, in connection with its respective preparation, review and execution of this Agreement and, in particular, that the costs involved in the preparation of this Agreement, and all documentation necessarily incidental thereto, by Devlin Jensen shall be at the cost of AZCO.


15.              SEVERABILITY AND CONSTRUCTION.   Each section, clause
paragraph, term and provision of this Agreement, and any portion thereof, shall be considered severable, and if, for any reason, any portion of this Agreement is determined to be invalid, contrary to or in conflict with any applicable present or future law, rule or regulation in a final unappealable ruling issued by any court, agency or tribunal with valid jurisdiction in a proceeding to any of the Parties hereto is a party, that ruling shall not impair the operation of, or have any other effect upon, such other portions of this Agreement as may remain otherwise intelligible (all of which shall remain binding on the Parties and continue to be given full force and agreement as of the date upon which the ruling becomes final).


16.              CAPTIONS.   The captions and clause and paragraph numbers and
letters appearing in this Agreement are inserted for convenience of reference only and shall in no way define, limit, construe or describe the scope or intent of this Agreement nor in any way affect this Agreement.


17.              NO PARTNERSHIP OR AGENCY.   The Parties have not created a
partnership and nothing contained in this Agreement shall in any manner whatsoever constitute any Party the






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partner, agent or legal representative of any other Party, nor create any fiduciary relationship between them for any purpose whatsoever. No Party shall have any authority to act for, or to assume any obligations or responsibility on behalf of, any other party except as may be, from time to time, agreed upon in writing between the Parties or as otherwise expressly provided.


18.              CONSENTS AND WAIVERS.   No consent or waiver expressed or
implied by either Party in respect of any breach or default by the other in the performance by such other of its obligations hereunder shall:


        (a) be valid unless it is in writing and stated to be a consent or waiver pursuant to this section;


        (b) be relied upon as a consent to or waiver of any other breach or default of the same or any other obligation;


        (c)     constitute a general waiver under this Agreement; or


        (d) eliminate or modify the need for a specific consent or waiver pursuant to this section in any other or subsequent instance.





                 IN WITNESS WHEREOF the Parties have hereunto set their respective hands and seals by their authorized signatories effective the date first herein set forth.





P.T. PURI PERMATA MEGAH                               WITNESSED BY:


Per:
    --------------------------------        --------------------------------
           Authorized Signatory                        Signature

                                            --------------------------------
                                                  Name (Please Print)



P.T. NARIMA PASIR LAUT                                WITNESSED BY:


Per:
    --------------------------------        --------------------------------





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      Authorized Signatory                                Signature


                                               --------------------------------
                                                      Name (Please Print)




AZCO MINING INC.                                         WITNESSED BY:


Per:
    --------------------------------           --------------------------------
        Authorized Signatory                              Signature

                                               --------------------------------
                                                      Name (Please Print)




















                          -- Memorandum of Agreement --
                    -- Azco Indonesia Corporation Limited --